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Exhibit 5.1

        [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                      July 1, 2002

Cimarex Energy Co.
1579 East 21st Street
Tulsa, Oklahoma 74114

        Re:  Cimarex Energy Co. Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as special counsel to Helmerich & Payne, Inc., a Delaware corporation ("Helmerich & Payne"), in connection with the Registration Statement on Form S-4 (File No. 333-87948) as filed with the Securities and Exchange Commission (the "Commission") on May 9, 2002 and Amendment No. 1 thereto filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), up to 14,674,302 shares (the "Shares") of common stock of Cimarex Energy Co., a Delaware corporation (the "Company"), par value $0.01 per share (the "Common Stock"), issuable pursuant to the Agreement and Plan of Merger, dated as of February 23, 2002 (the "Merger Agreement"), by and among the Company, Helmerich & Payne, Mountain Acquisition Co., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), and Key Production Company, Inc., a Delaware corporation ("Key").

        This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

        In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement, (iii) a specimen certificate representing the Common Stock, (iv) the Certificate of Incorporation of the Company, as currently in effect, (v) the By-Laws of the Company, as currently in effect, and (vi) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and certain related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that each of such documents constitutes the valid and binding obligation of each party to such documents (other than the Company) enforceable against such other party in accordance with its terms. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon or oral or written statements of officers and other representatives of the Company and others.

        Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the state of Delaware.

        Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, upon the consummation of the merger of Merger Sub into Key pursuant to and in accordance with the terms and conditions of the Merger Agreement and the issuance of Shares and delivery of certificates representing the Shares in the form of the specimen certificates examined by us, signed manually by an authorized officer of the transfer agent and registrar of the

Common Stock in the manner contemplated by the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the proxy statement/prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

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  Exhibit 5.1